File Number: 811-22396
CIK Number: 0001487610

Section 16(a) Beneficial Ownership Reporting
Compliance

Based solely on a review of any Forms 3, 4, and 5 and/or representations furnished to the Fund, Thomas P.
O'Reilly, a portfolio manager, filed a Statement of Changes in Beneficial Ownership on Form 4 after the required time period relating to two transactions that occurred during the fiscal year ended October 31, 2016.





	1
700284923 v1
December 21, 2016


700284923 v1

December 21, 2016